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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of Report (Date of earliest event reported)
                                 April 14, 2000

                            NTN COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                             001-11460                      31-1103425
    (State or Other Jurisdiction of            (Commission File Number)           (I.R.S. Employer
     Incorporation or Organization)                                              Identification No.)

           5966 LA PLACE COURT
           CARLSBAD, CALIFORNIA                                                         92008
(Address of Principal Executive Offices)                                             (Zip Code)

                                 (760) 438-7400
              (Registrant's telephone number, including Area Code)

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ITEM 5.  OTHER EVENTS.

         This Current Report on Form 8-K is filed by NTN Communications, Inc.

RECENT COMPANY DEVELOPMENTS

         Preliminary Operating Results for Quarter Ended March 31, 2000. Based on our preliminary estimates, we believe that our revenues for the first quarter ended March 31, 2000, were approximately $5.9 million, and that we incurred a net loss during the quarter of approximately $400,000. The net loss is determined after taking into account a reversal of a put right liability of approximately $1,793,000 as of December 31, 2000, which reduced expenses in the first quarter. Without the reduction in expenses attributable to the reversal of the put right liability, our net loss for the first quarter of 2000 would have been approximately $2.2 million.

         Recent Developments Pertaining to DITV Network. In 1999, we introduced a new Digital Interactive Television Network(TM) ("DITV Network") with a Windows-based platform and 900 MHz Playmakers to replace our original NTN Network, which is DOS-based with 49 MHz Playmakers. The DITV Network contains many new features, such as full-motion video capabilities and high-resolution graphics, to allow more compelling content and better advertising opportunities. In addition, the new, more consumer friendly Playmakers have increased transmission range and have a longer battery life. They feature a much larger, eight line LCD screen that displays sports scores and other ticker information. They also enable electronic, text-based chat between patrons.

         NTN has experienced higher operating costs with the DITV Network. The increased costs associated with transmitting the larger data files associated with full-motion advertisements and new programming content have been partially offset by lower costs for technical service and equipment repairs. NTN is testing alternative data transmission methods and file compression technologies to reduce these costs, but we cannot give assurances that we will be able to do so.

         As of December 31, 1999, approximately 1,500 DITV systems were installed, representing 52% of the total network. During the first quarter of 2000, NTN installed an additional 382 DITV systems, 223 of which were conversions and 159 of which were installed in new sites. NTN plans to continue to convert the remaining DOS-based systems to DITV by fall of 2000. We estimate that NTN will convert 75% of the 1,000 systems remaining on the original NTN Network to the DITV Network and that service will be terminated as to the remainder of the systems in accordance with existing contract terms with our customers. We expect that NTN will require approximately $2.5 million in capital expenditures and will incur approximately $350,000 in one time costs to convert the additional 750 systems.

         Agreement with the National Football League. We have had a 15-year relationship with the National Football League as a licensee for the hospitality version of our "QB1" predict-the-play interactive game. On April 3, 2000, we extended the hospitality platform provisions of our existing License Agreement with National Football League Properties, Inc. through April 15, 2000, while we continue our negotiations with the NFL for a new agreement. We are also seeking


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to renew an online license with the NFL that brought QB1 to the Internet at websites QB1.com and NFL.com last season. We are continuing our negotiations with the NFL, although we cannot give assurances that we will ultimately be able to reach agreement with the NFL on these matters.

         Settlement of Class-Action Lawsuit. On April 3, 2000, the U.S. District Court for the Southern District entered a final judgment and order of dismissal in the class-action lawsuit entitled Eliot Miller and Jay Iyer, shareholders on behalf of themselves and all others similarly situated vs. NTN Communications, Inc., Patrick J. Downs, Daniel C. Downs, Donald C. Klosterman, Ronald E. Hogan, Gerald P. McLaughlin and KPMG LLP. The settlement becomes final upon the expiration of the time for filing a notice of appeal, which is thirty days after entry of judgment, or May 3, 2000.

         Warrant Exercise. On March 27, 2000, each of the two holders of the common stock purchase warrants issued pursuant to the Exchange Agreement, dated October 5, 1998, by and between NTN and holders of the Series B Preferred Stock, provided notice of the election of each holder to exercise the warrants to purchase 500,000 shares of Common Stock. Each holder elected to utilize the cashless exercise option as provided by the warrants. The purchase price of the warrants in effect at the time of exercise was $0.005 per share based upon the provisions of the warrants. On March 29, 2000 we issued 499,548 shares of Common Stock to each holder.

         Conversion of Senior Convertible Subordinated Notes. On March 16, 2000, the holders of the 7% Senior Convertible Subordinated Notes due February 2001 provided notice of each holder's election to convert $100,000 of principal amount of the Notes plus accrued interest into shares of Common Stock. On March 16, 2000, in accordance with the provisions of the Notes, we issued 79,575 shares of Common Stock to each of the two holders.

RISK FACTORS

         Our business, results of operation and financial condition could be adversely affected by a number of factors. These risks have been outlined in our Annual Report on Form 10-K for fiscal year ended December 31, 1999, as amended by Amendment No. 1 thereto on Form 10-K/A filed on April 5, 2000. In addition to the risks disclosed in such filings and in our other filings with the SEC, we also inform investors of the following risks:

         We Incurred a Significant Net Loss During the First Quarter of 2000, and We Expect to Incur Significant Net Losses in the Future. Based on our preliminary estimates, we believe that we incurred a net loss during the quarter ended March 31, 2000, of approximately $400,000. The net loss for the first quarter would have been approximately $2.2 million, except for a one-time reduction of expenses during the quarter attributable to a reversal of a put right liability described above under "Recent Company Developments". These figures compare to a net loss for the first quarter of 1999 of $832,000. We expect to incur significant and increasing operating and net losses for the foreseeable future.


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         Our Limited Liquidity and Capital Resources May Constrain Our Ability
to Operate and Grow Our Business. We estimate that, at March 31, 2000, our current assets exceeded our current liabilities by approximately $21,000. On April 14, 2000, we announced plans to raise $6.0 million through the underwritten sale of 2,000,000 shares of our common stock pursuant to NTN's existing shelf registration statement. (A copy of our press release announcing the offering is filed as an exhibit to this report and is incorporated herein by reference.) We intend to use the net proceeds of the proposed offering (which proceeds are expected to be approximately $5.185 million) to market our new game portal called BUZZTIME.com(TM), to convert our existing customer base to the DITV Network, and for working capital and general corporate purposes.

         We expect that we will require additional equity or debt financing in an aggregate amount of $10 million as early as the start of the third quarter of the current fiscal year to continue the development and marketing of "BUZZTIME.com" and the expansion and improvement of our DITV Network. We cannot give assurances that we will be able to raise capital, if at all, on terms that we believe to be satisfactory. If we are unable to raise capital when needed, or if our cash flows are less than we anticipate, or if we incur unanticipated expenses, our ability to develop and market BUZZTIME.com and improve and expand the DITV Network will be materially adversely affected. Any additional equity financing may be done on terms which are dilutive to stockholders.

         Lack of Compliance with American Stock Exchange Guidelines. The American Stock Exchange (AMEX) has published a set of continued listing guidelines that it follows to determine whether an AMEX-listed company should continue trading or listing of its securities on the exchange. Under these guidelines, the AMEX will consider suspending or "delisting" a company's securities from the exchange:

         o if it has stockholders' equity of less than $2,000,000 and has incurred operating or net losses in two of its three most recent fiscal years;

         o if it has stockholders' equity of less than $4,000,000 and has incurred operating or net losses in three its four most recent fiscal years; or

         o if it has sustained operating or net losses in its five most recent fiscal years.

         As we reported in our 1999 Annual Report on Form 10-K, we incurred a net loss of $2,498,000 for the year ended December 31, 1999, representing our fifth consecutive year of losses. Additionally, we reported shareholders' equity of $2,221,000 as of December 31, 1999. As such, NTN is technically not in compliance with the continued listing guidelines of the AMEX.

         We have received correspondence from the AMEX indicating that, despite the fact that NTN does not currently meet the guidelines, the AMEX will continue the listing of NTN's Common Stock pending a review by the AMEX of NTN's 1999 Annual Report on Form 10-K and certain other financial information that we have supplied to the AMEX. The determination by the AMEX is subject to our making favorable progress towards complying with the guidelines and to periodic review by the AMEX of our filings with the SEC. We cannot assure that our Common Stock will remain listed on the AMEX or any other exchange or quotation system in the future. If our Common Stock is delisted from the AMEX, holders of our Common Stock may experience decreased liquidity, and our stock price could be adversely affected.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number    Description
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4.1       Warrant Agreement, dated June 30, 1999 between NTN Communications,
          Inc. and Interactive Marketing, Inc.

4.2 Warrant Agreement, dated December 20, 1999 between NTN Communications, Inc. and Sikander, Inc.

4.3 Warrant Agreement, dated November 10, 1999 between NTN Communications, Inc. and Spencon Integrated Solutions, LLC

4.4 Warrant Agreement, dated November 10, 1999 between NTN Communications, Inc. and Spencon Integrated Solutions, LLC

4.5 Warrant Agreement, dated November 10, 1999 between NTN Communications, Inc. and Spencon Integrated Solutions, LLC

4.6 Warrant Agreement, dated November 10, 1999 between NTN Communications, Inc. and Spencon Integrated Solutions, LLC

21.1      List of Subsidiaries

99.1      Press release issued by NTN Communications, Inc. on April 14, 2000




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NTN COMMUNICATIONS, INC.


                                            By: /s/ Kendra Berger
                                               ------------------------
                                                Kendra Berger
                                                Chief Financial Officer

Date: April 14, 2000



                                      S-1
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                                 EXHIBIT INDEX


Exhibit
Number    Description
------    -----------

4.1 Warrant Agreement, dated June 30, 1999 between NTN Communications, Inc. and Interactive Marketing, Inc.

4.2 Warrant Agreement, dated December 20, 1999 between NTN Communications, Inc. and Sikander, Inc.

4.3 Warrant Agreement, dated November 10, 1999 between NTN Communications, Inc. and Spencon Integrated Solutions, LLC

4.4 Warrant Agreement, dated November 10, 1999 between NTN Communications, Inc. and Spencon Integrated Solutions, LLC

4.5 Warrant Agreement, dated November 10, 1999 between NTN Communications, Inc. and Spencon Integrated Solutions, LLC

4.6 Warrant Agreement, dated November 10, 1999 between NTN Communications, Inc. and Spencon Integrated Solutions, LLC

21.1      List of Subsidiaries

99.1      Press release issued by NTN Communications, Inc. on April 14, 2000